Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of December 1, 2021 (the “Effective Date”), by and between HUNTINGDON VALLEY BANK (the “Bank”), HV BANCORP, INC., (the “Corporation”) (collectively, the “Employer”), and ROBERT J. MARINO (“the Executive”).

BACKGROUND

A.The Corporation is a bank holding company;

B.The Bank is a subsidiary of the Corporation;

C.The Corporation and the Bank wish to employ Executive as President of both the Corporation and the Bank in accordance with the terms and conditions set forth herein; and

D.The Executive wishes to serve the Corporation and the Bank in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows:

1.Employment.  The Corporation and the Bank hereby employ Executive, and Executive hereby accepts employment with the Corporation and the Bank, under the terms and conditions set forth in this Agreement.

2.Duties. Executive shall serve as the President of the Corporation and of the Bank reporting to Travis Thompson, Chief Executive Officer of the Corporation and the Bank, and to the Boards of Directors of the Corporation and the Bank. Executive shall have such other duties as may be given to Executive from time to time by the Boards of Directors of the Corporation and the Bank to the extent that such duties are consistent with the Bylaws of the Bank, the Executive’s position as President and are customary duties for a senior bank executive.  Executive also agrees to serve, if elected, as president of any subsidiary or controlled affiliate of the Corporation or the Bank and in such capacity carry out such duties and responsibilities reasonably appropriate to that office.  Executive shall comply with Employer’s codes of conduct and written policies and will not violate any federal or state statutory or regulatory obligations applicable to Executive, Corporation or Bank.

3.Engagement in Other Employment.  Executive shall devote substantially all of his working time, ability, and attention to the business of the Corporation and the Bank and/or their subsidiaries or controlled affiliates. Without the written consent of the Board of Directors of the Bank or as permitted in this Section 3, the Executive will not engage in any other business or commercial duties or pursuits.  The Executive may continue to serve as a member of the Board of Directors of Spring Garden Lending Group, LLC.  The Executive may (i) engage in voluntary or philanthropic endeavors, (ii) engage in activities designed to maintain and improve his professional skills, (iii) engage in activities related to personal investments, and (iv) serve as a member of the Board of Directors of one for profit concern (in addition to Spring Garden Lending Group, LLC), so long as in each case, these activities are, in the reasonable judgment of the Bank’s Board of Directors, not in conflict with or detrimental to the Executive’s rendition of services on behalf of the Corporation, the Bank and/or any of their subsidiaries or controlled affiliates.

4.Term of Agreement.  This Agreement will be for a three (3) year period commencing upon the Effective Date and, if not previously terminated pursuant to the terms of this Agreement, ending three (3) years later (the “Employment Period”).  The Employment Period will continue thereafter unless the Employer or Executive gives written notice of termination to the other sixty (60) days prior to the effective date of termination.

5.Compensation and Benefits.  The Employer will provide Executive the following compensation and benefits for all services rendered and to be rendered by Executive to Employer:

5.1. Annual Base Salary.  Employer will pay Executive a base salary at a rate which, when annualized, equates to Three Hundred Thousand 00/100 ($300,000) Dollars payable on a bi-weekly basis or otherwise in accordance with the Employer’s general payroll practices.

5.2. Bonus.  Executive will be eligible to participate in any bonus plan or arrangement in which senior management of the Bank is eligible to participate, or otherwise in accordance with a bonus structure to be determined and approved by the Board of Directors of the Bank.

5.3. Equity-based Compensation.  Executive will participate in HV Bancorp’s Long Term Incentive Plan, to be approved by the Board of Directors of the Corporation within six (6) months from the Effective Date.  The Corporation will grant the Executive no fewer than 25,000 restricted stock units upon approval of the plan.

5.4. Paid Time Off.  Executive will be eligible for paid time off in accordance with the Bank’s paid time-off policy in effect on the Effective Date, and as otherwise modified after the Effective Date.

5.5. Employee Benefit Plans. Executive will be eligible to participate in or receive the benefits of any employee benefit plan currently in effect at the Bank, subject to the terms of said plan, until such time that the Board of Directors of the Bank authorize a change in such benefits.  The Bank will not make any changes in such plans or benefits that would adversely affect Executive’s rights or benefits thereunder unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Bank.

5.5. Business Expenses.  During the term of this Agreement, the Bank will reimburse Executive promptly for all reasonable and properly documented business expenses incurred by Executive, including a monthly cap (currently $120) for Executive’s mobile phone, in accordance with the policies and procedures established by the Board of Directors of the Bank for its executive officers.

5.6. Automobile.  The Bank will pay Executive a monthly automobile allowance of $600.

5.7. Club Memberships.  Employer will provide payment of annual dues and monthly business development expenses for Executive in connection with a club membership to a golf club or a business club as selected by Executive and approved by the Bank’s Chief Executive Officer, which approval will not be unreasonably withheld.

6.Termination of Agreement.  The Executive’s employment may be terminated by the Employer, the Executive or otherwise as follows:

6.1. Termination for Cause. Employer may terminate this Agreement by delivering a written notice executed by the Chairman of the Corporation’s Board of Directors that the Board has found Cause (as defined herein) to terminate this Agreement and setting forth in detail the circumstances giving rise to the finding of Cause.  However, such written notice may not be delivered if the reason for Cause is one described in Sections 6.1.2 or 6.1.3 unless Executive has been provided notice containing with specificity the applicable breach and Executive has failed to cure such breach within thirty (30) days.  “Cause” shall mean any of the following as it relates directly to Executive:

6.1.1 Executive’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive;

6.1.2 Executive’s failure to follow the good faith lawful instructions of the Boards of Directors of the Corporation or the Bank with respect to their operations;

6.1.3 Executive’s willful failure to substantially perform Executive’s duties to the Corporation or the Bank, other than a failure resulting from Executive’s incapacity because of physical or mental illness, as provided in subsection 6.3 of this Section 6;

6.1.4 Fraud, theft, personal dishonesty, misappropriation, or gross negligence of the Executive in the performance of his duties;

6.1.5 Executive’s removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by any state or federal regulatory agency or any other correspondence from the Bank’s regulators instructing the Bank to terminate, remove or limit the authority or activities of the Executive;

6.1.6 Conduct by the Executive as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation which brings public discredit to the Corporation or the Bank and which results or may be reasonably expected to result in material financial or reputational harm to the Corporation or the Bank;

6.1.7 Executive’s breach of fiduciary duty involving personal profit;

6.1.8 Unlawful harassment by the Executive against employees, customers, business associates, contractors, or vendors of the Corporation or the Bank, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation;

6.1.9 The willful violation by the Executive of the provisions of Sections 10, 11 or 12 hereof;

6.1.10 The willful violation of any law, rule or regulation governing banks or bank officers or any Bank policy, or receipt of any cease-and-desist order issued by a bank regulatory authority relating to Executive’s conduct;

6.1.11 Theft or abuse by Executive of the Corporation’s or the Bank’s property or the property of the Corporation’s or the Bank’s customers, employees, contractors, vendors, or business associates;

6.1.12 Insubordination as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of Board of Directors of the Corporation, after written notice from the Corporation and a failure to cure such violation within fifteen (15) days of said written notice; or

6.1.13 The existence of any material conflict between the interests of the Corporation or the Bank and the Executive that is not disclosed in writing by the Executive to the Corporation and the Bank and approved in writing by the Boards of Directors of the Corporation and the Bank.

If this Agreement is terminated for Cause, all of Executive’s rights under this Agreement shall cease as of the effective date of such termination

6.2Good Reason. This Agreement shall terminate automatically upon Executive’s voluntary termination of employment for Good Reason.  The term “Good Reason” shall mean (i) the assignment of duties and responsibilities inconsistent with Executive’s status as President of the Corporation or of the Bank, (ii) a reassignment which requires Executive to move his principal residence or his office more than fifty (50) miles from the Bank’s principal executive office immediately prior to this Agreement, (iii) any involuntary reduction in the Executive’s Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time, (iv) any failure of the Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive during the Employment Period under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees, (v) Executive’s removal from the Board of Directors of the Corporation or the Bank (unless required by a regulatory authority or authorities), or (vi) a Change of Control (as defined in Section 7.2).

If Executive desires to terminate this Agreement for Good Reason he may within thirty (30) days of the occurrence of any of the foregoing events, provide notice to the Bank of the existence of the condition (“Notice of Termination”) and provide the Bank thirty (30) days in which to cure such condition.  If the Bank does not cure the condition within thirty (30) days of such notice, or otherwise accepts Executive’s notice without attempting to cure the condition, Executive will be deemed to have resigned from employment for Good Reason.

If such termination occurs for Good Reason and such termination constitutes a Separation From Service as defined by the Internal Revenue Code of 1986, as amended (“Code”) Section 409A (“Separation From Service”), then the Bank will pay Executive an amount equal to the greater of (i) Executive’s remaining Annual Base Salary, minus applicable taxes and withholdings, that would otherwise be due and payable under the Agreement to the Executive for the remaining Employment Period, or (ii) an amount equal to his Annual Base Salary, minus applicable taxes and withholdings, payable in equal monthly installments over the ensuing twelve (12) months. In addition, for a period of one (1) year from the date of Separation From Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive at the time of termination of employment on the same terms as provided by the medical insurance plan then in effect in which Executive and Executive’s spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank will reimburse Executive in an amount equal to 100% of the monthly premium paid by Executive to obtain comparable coverage for employee benefits Executive enjoyed prior to termination.

6.3Disability.  This Agreement shall terminate automatically upon Executive’s Disability; provided, however, that Executive shall nevertheless be entitled to receive any amount payable under any disability plan of the Bank for which he is eligible.  Employer will make payments and provide benefits to Executive as if he terminated this Agreement for Good Reason, except that any payments made by the Employer will be reduced by any amounts paid to Executive under any disability plan provided by the Corporation or the Bank.  Disability shall have the meaning provided in Code Section 409A and the regulations promulgated thereunder

6.4Termination by Executive Without Good Reason.  In the event that Executive terminates his employment without Good Reason as defined in Section 6.2, or retires, all of Executive’s rights under this Agreement, except for any retirement or health and welfare benefits to which Executive may otherwise be entitled, shall cease as of the effective date of such termination.

6.5Other Positions and Offices.  Executive agrees that in the event his employment under this Agreement is terminated, Executive shall resign and by this Agreement does upon such event resign as a director of the Corporation and the Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any of such entities.

6.6Termination; Survival of Obligations.  The provisions of Sections 10, 11 and 12 hereof shall survive termination of this Agreement for any reason.

7.Termination of Employment Following Change in Control.

7.1If a Change in Control (as defined in Section 7.2 of this Agreement) shall occur and Executive terminates this Agreement for Good Reason or experiences an involuntary Separation From Service as defined in Code Section 409A (“Separation From Service”) without Cause, then the provisions of Section 8 of this Agreement will apply.

7.2As used in this Agreement, “Change in Control” shall mean the change in ownership or effective control of the Corporation as further defined by Treasury Regulation §1.409A-3(i)(5).

8.Rights in Event of Termination of Employment Following Change in Control.

8.1If a Change in Control (as defined in Section 7.2 of this Agreement) shall occur and Executive terminates this Agreement for Good Reason or experiences an involuntary Separation From Service, then the Bank will pay Executive a lump sum amount, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation from Service, except as otherwise required in accordance with Sections 19 and/or 20 hereof. The lump sum amounts will be as follows:

8.1.1 If Executive has completed fewer than three full years of service, Employer will pay Executive a lump sum amount equal to two (2) times

Executive’s Annual Base Salary.

8.1.3 If Executive has completed three full years of service or more, Employer will pay Executive a lump sum amount equal to 2.99 times Executive’s Annual Base Salary.

8.2In addition to the compensation provided for in Section 8.1, for a period of one (1) year from the date of Separation From Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive at the time of termination of employment under the terms of and as provided by the medical insurance plan then in effect in which Executive and Executive’s spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank will reimburse Executive in an amount equal to 100% of the monthly premium paid by Executive to obtain comparable coverage for employee benefits Executive enjoyed prior to termination, subject to Code Section 409A if applicable.

8.3Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. The amount of payment or the benefit provided for in this Section 8 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

9.Rights in Event of Termination of Employment Without Cause.

9.1Employer may terminate this Agreement and Executive’s employment without Cause, by providing Executive sixty (60) days’ notice of termination.  If such termination constitutes a Separation From Service as defined by the Internal Revenue Code of 1986, as amended (“Code”) Section 409A (“Separation From Service”), then the Bank will pay Executive an amount equal to the greater of (i) Executive’s remaining Annual Base Salary, minus applicable taxes and withholdings, that would otherwise be due and payable under the Agreement to the Executive for the remaining Employment Period, or (ii) an amount equal to his Annual Base Salary, minus applicable taxes and withholdings, payable in equal monthly installments over the ensuing twelve (12) months. In addition, for a period of one (1) year from the date of Separation From Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive at the time of termination of employment on the same terms as provided by the medical insurance plan then in effect in which Executive and Executive’s spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank will reimburse Executive in an amount equal to 100% of the monthly premium paid by Executive to obtain comparable coverage for employee benefits Executive enjoyed prior to termination, subject to Code Section 409A if applicable.

9.2Executive shall not be required to mitigate the amount of any payment provided for in Sections 6 or 9 by seeking other employment or otherwise.  Except as provided in Section 6.3 (Disability), and unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 9 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

This Section 9 and the provisions hereof shall be subject to Sections 19 and 20 of this Agreement.

10.Restrictive Covenants: No Competition, No Assistance, No Solicitation.

10.1. Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly agrees that, during the Restricted Period (as defined below), regardless of the reason for termination, Executive shall not, except as otherwise permitted in writing by the Bank:

10.1.1  In any county in which, at any time during the Employment Period or as of the date of Executive’s termination, a branch, office or other facility of the Corporation or the Bank is located or in any county contiguous to such county, or (B) in the area which is within 100 miles from any branch office or other facility of the Corporation or Bank (“Non-Competition Area”), be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or emerging FinTech industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period.  During the Restricted Period, Executive may invest in, serve on the Board of Directors of, and provide services to Spring Garden Lending Group, LLC.

10.1.2 Provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or emerging FinTech industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period, in the Non-Competition Area;

10.1.3 Directly or indirectly solicit persons or entities who were customers or referral sources of the Corporation, the Bank, or their subsidiaries within one (1) year prior to Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank, or their subsidiaries; or

10.1.4 Directly or indirectly solicit employees of the Corporation, the Bank or their subsidiaries who were employed within one (1) year prior to Executive’s termination of employment to work for anyone other than the Corporation, the Bank, or their subsidiaries.

10.1.5 “Restricted Period” means the Employment Period plus a period of time equal to the longer of (i) one (1) year, or (ii) the period of time during which Executive is receiving post-employment payments, not to exceed two (2) years.

10.2. It is expressly understood and agreed that, although the Executive, Corporation and Bank consider the restrictions contained in Section 10.1 hereof reasonable for the purpose of preserving for the Corporation and the Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 10.1 hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 10.1 hereof will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

10.3. Executive acknowledges that the provisions and restrictions set forth in Section 10.1 hereof are reasonable and necessary for the protection of the legitimate interests of Employer. Executive further acknowledges that the provisions and restrictions hereof are unique and that if there is a breach or threatened breach of the provisions or restrictions, Employer may have no adequate remedy at law, and will suffer irreparable harm.  Therefore, Executive agrees that, upon a breach or threatened breach of the provisions or restrictions hereof, the Employer shall be entitled, in addition to all other remedies which may be available to it, to institute and maintain proceedings at law or in equity, without bond, to recover damages, obtain specific performance or an injunction to restrain any such breach without showing or proving any actual damage to the Employer.

11.Unauthorized Disclosure. Executive shall not, without the written consent of the Board of Directors of the Employer or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Bank, any material confidential information obtained by Executive while in the employ of the Bank with respect to any of the Corporation’s and the Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to the Corporation or the Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation and the Bank or any information that must be disclosed as required by law.

12.Work Made for Hire.  Any work performed by the Executive under this Agreement is considered a “Work Made for Hire” as the phrase is defined by the Copyright Act of 1976 and shall be owned by and for the express benefit of Bank and its subsidiaries and affiliates. In the event it is established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Bank, and its affiliates and subsidiaries, all of Executive’s rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

13.Return of Company Property and Documents.  The Executive agrees that, at the time of termination of employment, regardless of the reason for termination, Executive will deliver to Bank and its subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, automobiles, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

14.Indemnification; Liability Insurance.  The Employer shall provide indemnification of Executive in accordance with the Corporation’s Articles of Incorporation and Bylaws providing for the indemnification of officers.  The Employer will maintain liability insurance coverage for the Executive under an insurance policy with similar terms as that which is currently covering officers and directors of the Employer against lawsuits, arbitrations or other legal or regulatory proceedings.

15.Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if (i) mailed by registered or certified mail, postage prepaid with return receipt requested, (ii) sent by FedEx or another reputable delivery service, or (iii) hand delivered against receipt, to Executive’s residence, in the case of notices to Executive, and to the principal executive office of the Bank, in the case of notices to the Bank.

16.Waiver.  No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17.Assignment.  The Executive may not assign Executive’s rights or delegate Executive’s duties or obligations hereunder without the prior written consent of the Employer.  The Employer may assign its rights and obligations hereunder, so long as the assignee assumes all of Employer’s obligations hereunder or negotiates mutually agreed upon changes with Executive.

18.Successors; Binding Agreement.

18.1. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure by Bank to obtain such assumption and agreement prior to the effectiveness of any such succession will constitute a breach of this Agreement and the provisions of Section 8 of this Agreement will apply.  As used in this Agreement, “Corporation” and “Bank” shall mean Corporation and Bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

18.2. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Change in Control or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

19.Code Section 409A.

19.1. Any payments made pursuant to this Agreement, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

19.2. The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A. Any terms not specifically defined shall have the meaning as set forth in Section 409A.

19.3. If when the Executive’s employment terminates, the Executive is a

“specified employee,” as defined in Code Section 409A(a)(2)(B)(i), then despite any provision of this Agreement or other plan or agreement to the contrary, the Executive will not be entitled to the payments until the earliest of: (a) the date that is at least six months after the Executive’s Separation from Service for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under Code Section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum with any remaining payments to commence in accordance with the terms of this Agreement or other applicable plan or agreement.

19.4. Notwithstanding the foregoing, no payment shall be made pursuant to this Agreement unless such termination of employment is a “separation from service” as defined in Code Section 409A.

20.Code Sections 280G and 4999.  In the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively reduced to the extent necessary to avoid such excise tax imposition.  Upon written notice to Executive, together with calculations from the Corporation, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax.  Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

21.Litigation and Regulatory Cooperation.  During the Employment Period and for three (3) years following the Employment Period, Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while Executive was employed by the Employer and with respect to which Executive has unique knowledge that is otherwise not obtainable from other executives of the Employer or the Employer’s books and records. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available, with reasonable prior notice and at mutually convenient times and places, to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer. If the Employer requests Executive to cooperate after the Employment Period, the Employer will reasonably cooperate with Executive to ensure that Executive’s cooperation does not interfere with Executive’s employment or other business or personal pursuits.  During the Employment Period, Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Employer.  The Employer will reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 21.

22.Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

23.Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce this Agreement, the parties hereby consent to the jurisdiction of the Court of Common Pleas of Bucks County, Pennsylvania located in Doylestown, Pennsylvania. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process, and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

24.Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

25.Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

26.Construction.  This Agreement shall not be construed against any party hereto as the author or drafter of the Agreement

27.Amendment.  This Agreement shall not be modified or amended except by a writing signed by all the parties hereto.

28.Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date below.

EFFECTIVE DATE:

Date:12/1/2021	By:	/s/ Robert J. Marino
Executed 10/25/2021		ROBERT J. MARINO

EFFECTIVE DATE:	EMPLOYER::
HUNTINGDON VALLEY BANK
Date:12/1/2021	By:	/s/ Travis J. Thompson
Executed 10/25/2021		Name: Travis J. Thompson
Title: President and CEO

EFFECTIVE DATE:	EMPLOYER::
HV BANCORP, INC
Date:12/1/2021	By:	/s/ Travis J. Thompson
Executed 10/25/2021		Name: Travis J. Thompson
Title: President and CEO